Securities and Exchange Commission

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 14, 2003

FARM FISH, INC.

(Name of small business issuer in its charter)

MISSISSIPPI	0-7320	64-0474591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Post Office Box 23109 Jackson, MS	39225-3109
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code – (601) 969-1365

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

In connection with a change in auditors by Farm Fish’s eighty percent majority stockholder, Farm Fish’s accountants, Ernst & Young LLP (“E&Y”), notified the Company that they were resigning as the Company’s auditors.

Horne CPA Group (“Horne”) has been engaged as the new auditor for the Company. During the two most recent fiscal years and through March 31, 2003, Farm Fish did not consult Horne with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of Farm Fish, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Company’s Form 10-KSB for the fiscal year ended December 31, 2001 has not been filed, nor have there been any subsequent filings on Form 10-QSB. The most recent report filed was the Company’s quarterly report on Form 10-QSB for the period ended September 30, 2001. The Company filed a Notification of Late Filing on Form 12B-25, dated March 31, 2002, pertaining to its 2001 annual report on Form 10-KSB. As described in the Form 12B-25 , the shareholders of the Company have previously approved the liquidation and dissolution of the Company. The Company is currently working to complete the liquidation and winding up of the affairs of the Company. The Company intends to file its annual reports on From 10-KSB for the years ended December 31, 2001 and 2002 shortly after this filing.

For the fiscal year ended December 31, 2000, there were no disagreements with E & Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E & Y, would have caused it to make reference to the matter in connection with their report on the financial statements.

Farm Fish has requested, and E & Y has furnished, a letter addressed to the Securities and Exchange Commission stating whether E & Y agrees with the statements made by Farm Fish herein. A copy of that letter from E & Y to the Securities and Exchange Commission is filed as Exhibit 16.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Farm Fish, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FARM FISH, INC.

Dated: July 25, 2003	By:	/s/ David Robison
David Robison Vice President

ITEM 7(C).    EXHIBITS.

See exhibit list

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated July 25, 2003.